SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2005

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10275 (Commission File Number)	74-1914582 (IRS Employment Identification No.)

6820 LBJ Freeway
Dallas, Texas 75240
(Address of principal executive offices)

Registrant's telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

____   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

____   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
           240.14d-2(b)).

____   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR
           240.13e-4(c)).

Item 2.02.  Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure

The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

On September 15, 2005, Brinker International, Inc. (the "Registrant") issued a Press Release announcing the declaration of the Registrant's first quarterly dividend to common stock shareholders in the amount of $0.10 per share.  The dividend will be payable on December 14, 2005, to shareholders of record at the close of business on November 22, 2005.

The Registrant also announced that representatives of the Registrant are scheduled to make presentations to institutional investors and financial analysts at a conference being hosted by the Registrant, in Dallas, Texas on Thursday, September 15, 2005, as more specifically set forth in the Press Release.  The conference will begin at 8:00 a.m. C.D.T. and will be simultaneously web cast live at the Registrant's website at www.brinker.com.  An archive of the conference with slide presentation will be available at the Registrant's website through October 13, 2005.  A copy of the Press Release is attached hereto as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits.

            (c)     Exhibits.

             99   Press Release, dated September 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: September 15, 2005	By: /s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer